Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lifeloc Technologies, Inc.

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Lifeloc Technologies, Inc. and to the inclusion therein of our report dated May 27, 2010, with respect to the financial statements of Lifeloc Technologies, Inc. as of December 31, 2009 and 2008, and for the years then ended.

/s/ Eide Bailly LLP

Greenwood Village, Colorado
November 4, 2010